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                       FIRST AMENDMENT TO TRUST AGREEMENT
                                   [NW 1989 B]

                 This FIRST AMENDMENT TO TRUST AGREEMENT [NW 1989 B] (this "AMENDMENT") dated as of June 12, 1996 between [_____________________] (the
"OWNER PARTICIPANT"), as successor to [_____________________] (the "ORIGINAL OWNER PARTICIPANT") and FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee (the "OWNER TRUSTEE"), as successor to The First National Bank of Boston (the "ORIGINAL OWNER TRUSTEE").

                 Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the respective meanings attributed thereto in or pursuant to the Trust Agreement defined below.

                              W I T N E S S E T H:

                 WHEREAS, the Original Owner Participant and the Original Owner Trustee entered into a Trust Agreement [NW 1989 B] dated as of March 15, 1989, supplemented by an Equipment Trust Agreement and Trust Agreement Supplement No. 1 [NW 1989 B] dated March 16, 1989 covering the Aircraft (the "ORIGINAL TRUST AGREEMENT" and, as so supplemented and as amended hereby and from time to time, the "TRUST AGREEMENT"), pursuant to which the Owner Trustee agreed, among other things, to hold the Trust Estate for the use and benefit of the Owner Participant;

                 WHEREAS, pursuant to the Lease Agreement [NW 1989 B] dated as of March 15, 1989 between the Original Owner Trustee and Northwest Airlines, Inc., a Minnesota corporation (the "LESSEE"), as supplemented by the Lease Supplement No. 1 [NW 1989 B] dated March 16, 1989 (as so supplemented, the "ORIGINAL LEASE"), the Lessee has leased the Aircraft from the Owner Trustee;

                 WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of December 19, 1991 by and among the Original Owner Participant, the Owner Participant and [_________________________________], as parent of the
Owner Participant (the "ASSIGNMENT AGREEMENT"), the Original Owner Participant transferred to the Owner Participant all of its right, title and interest in the Trust Estate, the Aircraft and the Operative Documents, including without limitation the Trust Agreement and the Lease; and the Owner Participant thereby succeeded to all of the rights, privileges and obligations of the Original Owner Participant under the Trust Agreement and the other Operative Documents;

                 WHEREAS, pursuant to an Instrument of Transfer, Removal, Appointment, Assumption and Acceptance dated May 16, 1996 among the Owner Participant, the Original

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Owner Trustee and the Owner Trustee (the "INSTRUMENT OF TRANSFER"), the Owner
Trustee succeeded to all the estates, properties, rights, powers and trusts of the Original Owner Trustee as Owner Trustee under the Trust Agreement, including without limitation all right, title and interest of the Owner Trustee in and to the Aircraft and in, to and under the Original Lease and the other Operative Documents;

                 WHEREAS, the Lessee, Northwest Airlines Corporation, a Delaware corporation, as guarantor, the Owner Trustee, the Owner Participant and certain other parties have entered into a Refunding Agreement [NW 1989 B] dated as of June 3, 1996 (the "REFUNDING AGREEMENT"), providing for a refinancing as contemplated by Section 17 of the Original Participation Agreement (as such term is defined in the Refunding Agreement);

                 WHEREAS, in connection with such refinancing all of the Original Certificates (as such term is defined in the Refunding Agreement) have been redeemed and, concurrently with the execution and delivery of this Amendment, there has been executed and delivered an instrument of termination dated as of the Refinancing Date evidencing and effecting the satisfaction, discharge and termination of the Equipment Trust Agreement and transfer of title to the Aircraft;

                 WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Trustee and the Indenture Trustee have entered into the Trust Indenture and Security Agreement [NW 1989 B] dated as of the Refinancing Date, under which the Owner Trustee will issue new secured certificates in four series substantially in the form set forth in Section 2.01 thereof;

                 WHEREAS, on June 3, 1996, the Lessee and the Owner Trustee entered into the Amended and Restated Lease Agreement [NW 1989 B] (the "LEASE") amending and restating the Original Lease and containing amendments, modifications and additions thereto necessary to give effect to the transactions described in the Refunding Agreement; and

                 WHEREAS, the Owner Participant and the Owner Trustee wish to amend the Original Trust Agreement as set forth herein so as more fully to give effect to the transactions contemplated by the Refunding Agreement.

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                 SECTION 1. AMENDMENT OF SECTION 1.01 OF THE ORIGINAL TRUST AGREEMENT. Section 1.01 of the Original Trust Agreement is hereby amended (a) by adding the words "and except as contained in this Section 1.01" immediately after the word "require" and (b) by deleting the words "Annex A to this Trust Agreement" and substituting therefor the following:

                 that certain Amended and Restated Lease Agreement [NW 1989 B] dated as of June 3, 1996 between the Owner

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                 Trustee and Northwest Airlines, Inc. All definitions contained in this Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

                                  "Original Owner Participant" means
                 [_______________________________].

                                  "Ownership Interest" means, in the case of
                 each Owner Participant, the percentage of its undivided beneficial interest in the Trust Estate created by the Trust Agreement, which percentage shall be: (i) in the case of the Original Owner Participant (A) so long as it shall be the sole Owner Participant, 100% and (B) if it shall no longer be the sole Owner Participant, the percentage of such undivided interest in the Trust Estate which it shall not have transferred to any Subsequent Owner Participant; and (ii) in the case of any Subsequent Owner Participant, the percentage of such undivided interest in the Trust Estate specified in the agreement pursuant to which such Subsequent Owner Participant becomes an Owner Participant as provided in the definition of "Subsequent Owner Participant".

                                  "Subsequent Owner Participant" means any
                 corporation or partnership to which the Original Owner Participant or any transferee from the Original Owner Participant or any subsequent Owner Participant shall have transferred at any time after the Delivery Date all or any part of the undivided right, title and interest originally held by the Original Owner Participant in the Trust Estate, provided that any such transfer: (i) shall be effected by a written agreement, in form and substance reasonably satisfactory to the Owner Trustee in its individual capacity, among such transferee, its transferor and the Owner Trustee, which shall
                 (A) specify the percentage of the Ownership Interest of such transferee so transferred to it and (B) provide that such transferee thereby becomes a party to, and beneficiary of, the Trust Agreement and an Owner Participant for all purposes of the Trust Agreement and that such transferee assumes all of the obligations of its transferor under the Trust Agreement to the extent of such transferee's Ownership Interest; and (ii) so long as the Lease shall be in effect or the Secured Certificates remain unpaid, such transferee and its transferor shall have complied with all of the terms of Section 8(n) of the Participation Agreement.

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                                  "Trust Estate" means all estate, right, title
                 and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Bill of Sale and the FAA Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee, for its own account or in its individual capacity, the Owner Participants or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participants, to the Indenture Trustee, to the Owner Trustee in its individual capacity or any Certificateholder pursuant to Section 7 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payments.

                                  "Trust Office" means the principal corporate
                 trust office of the Owner Trustee at 79 South Main Street, Salt Lake City, Utah 84111 Attention: Corporate Trust Division, or the principal corporate trust office of any successor Owner Trustee.

                 SECTION 2. AMENDMENT OF SECTION 2.02 OF THE ORIGINAL TRUST AGREEMENT. Section 2.02 of the Original Trust Agreement is hereby amended by adding the words "or the Trust Indenture" immediately after the words "Equipment Trust Agreement".

                 SECTION 3. AMENDMENT OF SECTION 3.03 OF THE ORIGINAL TRUST AGREEMENT. Section 3.03 of the Original Trust Agreement is hereby amended by deleting the words "assuming the Guaranties" and substituting therefor the words "assuming the obligations of the Owner Trustee under the Trust Indenture".

                 SECTION 4. AMENDMENT OF SECTION 4.01 OF THE ORIGINAL TRUST AGREEMENT. Section 4.01 of the Original Trust Agreement is hereby amended by adding the following immediately after subsection (d) thereof:

                          (e) Payments to Indenture Trustee. After the Equipment Trust Agreement shall have been discharged pursuant to Section 10.01 thereof and until the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excluded Payments) payable to the Owner Trustee shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee the same shall upon receipt be paid over to the

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         Indenture Trustee without deduction, set-off or adjustment of any kind)
         for distribution in accordance with the provisions of Article III of the Trust Indenture.

                 SECTION 5. AMENDMENT OF SECTION 4.01(b) OF THE ORIGINAL TRUST AGREEMENT. Section 4.01(b) of the Original Trust Agreement is hereby amended by adding immediately before the first comma therein the words "and after the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof" and by adding the words "or the Indenture Trustee" immediately after the words "the Equipment Trust Trustee".

                 SECTION 6. AMENDMENT OF SECTION 4.01(c) OF THE ORIGINAL TRUST AGREEMENT. Section 4.01(c) of the Original Trust Agreement is hereby amended by adding the words "or the Indenture Trustee" immediately after the words "the Equipment Trust Trustee", by adding the words and punctuation "or the Trust Indenture, as the case may be," immediately after the words "the Equipment Trust Agreement" the first time such words appear and by adding the words and punctuation "or Article III of the Trust Indenture, as the case may be" immediately before the period ending such Section.

                 SECTION 7. AMENDMENT OF SECTION 5.01 OF THE ORIGINAL TRUST AGREEMENT. Section 5.01 of the Original Trust Agreement is hereby deleted in its entirety and replaced by the following:

                          SECTION 5.01. Notice of Event of Default. If the Owner
                 Trustee shall have knowledge of an Event of Default or an event of default under the Trust Indenture (an "Indenture Default") (or an event which with the passage of time or the giving of notice or both would constitute an Event of Default or an Indenture Default) the Owner Trustee shall give to each Owner Participant prompt telephonic or telex notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid, provided that (i) in the case of an event which with the passage of time would constitute an Indenture Default referred to in paragraph (c) or (e) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten days after the Owner Trustee shall first have knowledge of such event and (ii) in the case of a misrepresentation by the Owner Trustee which with the passage of time would constitute an Indenture Default referred to in paragraph (d) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten days after the Owner Trustee shall first have knowledge of such misrepresentation. Subject to the terms of Section 5.03 hereof, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Trust Indenture, with respect to such Event of Default, Indenture Default or other event as the Owner Trustee shall be directed in writing by a Majority in Interest of Owner Participants. If the Owner Trustee shall not have received instructions as above provided within 20 days after the mailing of such notice to the Owner Participants, the Owner Trustee until instructed otherwise in accordance with the preceding sentence

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                 may, but shall be under no duty to, take or refrain from taking such action with respect to such Event of Default, Indenture Default or other event, not inconsistent with the provisions of the Trust Indenture, as it shall deem advisable in the best interests of the Owner Participants. For all purposes of this Trust Agreement, the Lease and the other Operative Documents, in the absence of actual knowledge by a responsible officer or responsible employee of the Corporate Trust Division of the Owner Trustee in his or her capacity as such, the Owner Trustee shall not be deemed to have knowledge of an Event of Default, Indenture Default or other event referred to in this Section
                 5.01 unless notified in writing by the Indenture Trustee, one or more of the Owner Participants or Lessee.

                 SECTION 8. AMENDMENT OF SECTION 5.04 OF THE ORIGINAL TRUST AGREEMENT. Section 5.04 of the Original Trust Agreement is hereby amended by adding the words and punctuation "or the Trust Indenture, as the case may be" immediately after the words "the Equipment Trust Agreement" and by deleting the words "The First National Bank of Boston" and substituting therefor the words and punctuation "First Security Bank of Utah, National Association".

                 SECTION 9. AMENDMENT OF SECTION 6.01 OF THE ORIGINAL TRUST AGREEMENT. Section 6.01 of the Original Trust Agreement is hereby amended by deleting the words "The First National Bank of Boston" each time such words appear and substituting therefor the words and punctuation "First Security Bank of Utah, National Association" and by deleting the words "Section 2.10 of the Equipment Trust Agreement" and substituting therefor the words "Section 2.03(a) of the Trust Indenture".

                 SECTION 10. AMENDMENT OF SECTION 6.02 OF THE ORIGINAL TRUST AGREEMENT. Section 6.02 of the Original Trust Agreement is hereby amended by deleting the words "The First National Bank of Boston" each time such words appear and substituting therefor the words and punctuation "First Security Bank of Utah, National Association" and by deleting the words "Equipment Trust Trustee" and substituting therefor the words "Indenture Trustee".

                 SECTION 11. AMENDMENT OF SECTION 6.03 OF THE ORIGINAL TRUST AGREEMENT. Section 6.03 of the Original Trust Agreement is hereby amended by deleting the words "THE FIRST NATIONAL BANK OF BOSTON" and substituting therefor the words and punctuation "FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION" and by deleting the words "The First National Bank of Boston" each time such words appear and substituting therefor the words and punctuation "First Security Bank of Utah, National Association".

                 SECTION 12. AMENDMENT OF SECTION 6.06 OF THE ORIGINAL TRUST AGREEMENT. Section 6.06 of the Original Trust Agreement is hereby amended by inserting the

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words and punctuation "or the Trust Indenture, as the case may be" immediately after the words "Equipment Trust Agreement" and before the comma therein.

                 SECTION 13. AMENDMENT OF SECTION 6.07 OF THE ORIGINAL TRUST AGREEMENT. Section 6.07 of the Original Trust Agreement is hereby amended by inserting the words and punctuation "or the Trust Indenture, as the case may be" after the words "Equipment Trust Agreement" each time such words appear therein.

                 SECTION 14. AMENDMENT OF SECTION 7.01 OF THE ORIGINAL TRUST AGREEMENT. Section 7.01 of the Original Trust Agreement is hereby amended by deleting the words "The First National Bank of Boston" each time such words appear and substituting therefor the words and punctuation "First Security Bank of Utah, National Association", by deleting the words "Section 2.10 of the Equipment Trust Agreement" and substituting therefor the words "Section 2.03(a) of the Trust Indenture", by deleting the words "Equipment Trust Agreement" each time such words appear in the penultimate sentence thereof and substituting therefor the word "Trust Indenture" and by deleting the words "the Estate" each time such words appear and substituting therefor the words "the Trust Indenture Estate (as such term is defined in the Trust Indenture)".

                 SECTION 15. AMENDMENT OF SECTION 9.01(a) OF THE ORIGINAL TRUST AGREEMENT. Section 9.01(a) of the Original Trust Agreement is hereby amended by deleting the words "Equipment Trust Trustee" each time such words appear and substituting therefor the words "Indenture Trustee".

                 SECTION 16. AMENDMENT OF SECTION 9.02 OF THE ORIGINAL TRUST AGREEMENT. Section 9.02 of the Original Trust Agreement is hereby amended by deleting the word and numbers "Section 101(16)" and substituting therefor the word and numbers "Section 40102(a)(15)", by deleting the words "Equipment Trust Agreement" from clause (F) thereof and substituting therefor the words "Trust Indenture", by deleting the words "Equipment Trust Trustee" from clause (F) thereof and substituting therefor the words "Indenture Trustee", by deleting the word "Holders" from clause (F) thereof and substituting therefor the word "holders", by inserting the word "Secured" immediately before the word "Certificates" in clause (F) thereof and by deleting the words "Event of Acceleration" and substituting therefor the words "Event of Default (as such term is defined in the Trust Indenture)".

                 SECTION 17. AMENDMENT OF SECTION 10.01(b) OF THE ORIGINAL TRUST AGREEMENT. Section 10.01(b) of the Original Trust Agreement is hereby amended by deleting the words "Equipment Trust Trustee" and substituting therefor the words "Indenture Trustee".

                 SECTION 18. AMENDMENT OF SECTION 10.05 OF THE ORIGINAL TRUST AGREEMENT. Section 10.05 of the Original Trust Agreement is hereby amended by adding the words "or the Trust Indenture" immediately after the words "Equipment Trust Agreement".

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                 SECTION 19. AMENDMENT OF SECTION 11.01 OF THE ORIGINAL TRUST
AGREEMENT. Section 11.01 of the Original Trust Agreement is hereby amended by deleting the words "Equipment Trust Agreement" and substituting therefor the word "Trust Indenture".

                 SECTION 20. AMENDMENT OF SECTION 11.05(a) OF THE ORIGINAL TRUST AGREEMENT. Section 11.05(a) of the Original Trust Agreement is hereby amended by deleting the words and punctuation ", the Equipment Trust Trustee" from clause
(A) of the last sentence thereof and by deleting clause (C) in its entirety from the last sentence thereof and substituting therefor the following: "(C) if to the Indenture Trustee to the address provided in or pursuant to Section 10.05 of the Trust Indenture or (D) if to any holder of Secured Certificates, addressed to such holder at its address set forth in the certificate register maintained pursuant to Section 2.07 of the Trust Indenture.".

                 SECTION 21. AMENDMENT OF SECTION 11.11 OF THE ORIGINAL TRUST AGREEMENT. Section 11.11 of the Original Trust Agreement is hereby amended by deleting the first sentence thereof and substituting therefor the following:
"THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE."

                 SECTION 22. AMENDMENT OF THE ORIGINAL TRUST AGREEMENT. The Original Trust Agreement is hereby amended by deleting Annex A thereto in its entirety.

                 SECTION 23. ACKNOWLEDGMENTS AND DIRECTION. (a) The parties hereto acknowledge and confirm that, pursuant to the Assignment Agreement, the Owner Participant succeeded to all of the Original Owner Participant's right, title and interest in, to and under the Trust Estate, the Aircraft and the Operative Documents, including without limitation the Trust Agreement and the Lease, and to all of the privileges and obligations of the Original Owner Participant under the Trust Agreement and the other Operative Documents, except for those obligations retained by the Original Owner Participant as provided in the Assignment Agreement.

                 (b) The parties hereto acknowledge and confirm that, pursuant to the Instrument of Transfer, the Owner Trustee succeeded to all the estates, properties, rights, powers and trusts of the Original Owner Trustee as trustee under the Trust Agreement with like effect as if originally named the Owner Trustee therein, including without limitation all right, title and interest of the Owner Trustee in and to the Aircraft and in, to and under the Lease and the other Operative Documents.

                 (c) Pursuant to and in conformity with Section 10.01 of the Trust Agreement, the Owner Participant hereby requests the Owner Trustee to execute this Amendment. The Owner Participant represents and warrants that it is a Majority in Interest of Owner Participants.

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                 SECTION 24. RATIFICATION. Except as modified hereby, the Trust
Agreement shall continue in full force and effect as originally executed. From and after the date of this Amendment, each and every reference in the Trust Agreement, as amended hereby, to "this Agreement", "herein", "hereof" or similar words or phrases referring to the Trust Agreement or any word or phrase referring to a section or provision of the Trust Agreement is deemed for all purposes to be a reference to the Trust Agreement or such section or provision as amended by this Amendment.

                 SECTION 25. MISCELLANEOUS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument. The terms of this Amendment shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII of the Original Trust Agreement as amended hereby, its assigns. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

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                 IN WITNESS WHEREOF, the parties hereto have each caused this
Amendment to be duly executed as of the day and year first written above.

                                       [Owner Participant]

                                       By:
                                           ------------------------------------
                                       Title:
                                              ---------------------------------

                                       FIRST SECURITY BANK OF UTAH,
                                           NATIONAL ASSOCIATION,
                                             not in its individual capacity but
                                             solely as Owner Trustee

                                       By:
                                           ------------------------------------
                                       Title:
                                              ---------------------------------

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